                                                                HEI Exhibit 99.1
                                                                ----------------

                   FOURTH AMENDMENT TO TRUST AGREEMENT BETWEEN
                     HAWAIIAN ELECTRIC INDUSTRIES, INC. AND
                        FIDELITY MANAGEMENT TRUST COMPANY


         THIS FOURTH AMENDMENT TO TRUST AGREEMENT, is made and entered into December 31, 2001, by and between Fidelity Management Trust Company (the "Trustee") and Hawaiian Electric Industries, Inc. (the "Sponsor");

                                   WITNESSETH:

         WHEREAS, the Trustee and the Sponsor heretofore entered into a Trust Agreement dated February 1, 2000, and amended August 1, 2000, November 1, 2000, and April 1, 2001 (the "Trust Agreement") for the Hawaiian Electric Industries Retirement Savings Plan (the "Plan"); and

         WHEREAS, the Trustee wishes to update the existing stock unitization procedures; and

         WHEREAS, the Trustee wishes to clarify the fees it receives for certain non-Fidelity mutual funds; and

         WHEREAS, in furtherance of the foregoing, the Sponsor and the Trustee desire to amend said Trust Agreement as provided for in Section 13 thereunder;

         NOW THEREFORE, in consideration of the above premises, the Sponsor and the Trustee hereby amend the Trust Agreement by:

         (1)   Amending and restating Section 4 (d) in its entirety, as follows:

               (d)   Sponsor Stock. Trust investments in HEI common stock shall
                     -------------
be made via the HEI Common Stock Fund (the "Stock Fund"). Investments in the Stock Fund shall consist primarily of shares of HEI common stock. The Stock Fund shall also include cash or short-term liquid investments, in accordance with this paragraph, in amounts designed to satisfy daily participant exchange or withdrawal requests. Such holdings will include Colchester Street Trust: Money Market Portfolio: Class I or such other Mutual Fund or commingled money market pool as agreed to in writing by the Sponsor or the PIC and Trustee. To satisfy the Stock Fund's cash needs for participant-directed distributions and exchanges, a target range for cash shall be maintained in the Stock Fund. Such target range is currently 2%, +/-0.2%, and may be changed as agreed to in writing by the Sponsor or the PIC and the Trustee via letter of direction. Subject to its ability to execute open-market trades in HEI common stock or to otherwise trade with the Sponsor, the Trustee shall be responsible for ensuring that the short-term investments held in the Stock Fund falls within the agreed-upon range over time. Each participant's proportional interest in the Stock Fund shall be measured in units of

Hawaiian Electric Industries, Inc.
Unitized Stock Amendment - 4/th/ Amendment
Core/Trust
participation, rather than shares of HEI common stock. Such units shall represent a proportionate interest in all of the assets of the Stock Fund, which includes shares of HEI common stock, short-term investments and at times, receivables and payables (such as receivables and payables arising out of unsettled stock trades). The Trustee shall determine a daily net asset value ("NAV") for each unit outstanding of the Stock Fund. Valuation of the Stock Fund shall be based upon: (a) the closing price of the stock on the principal national securities exchange on which the HEI common stock is traded; (b) if such price is unavailable, the latest available price as reported by the principal national securities exchange on which the HEI common stock is traded (the "Closing Price"); or (c) if neither is available, the price determined in good faith by the Trustee. The NAV shall be adjusted for gains or losses realized on sales of HEI common stock, appreciation or depreciation in the value of those shares owned, dividends paid on HEI common stock to the extent not used to purchase additional units of the Stock Fund for affected participants, and interest on the short-term investments held by the Stock Fund, payables and receivables for pending stock trades, receivables for dividends not yet distributed, and payables for other expenses of the Stock Fund, including principal obligations, if any, and expenses that, pursuant to Sponsor direction, the Trustee accrues or pays from the Stock Fund.

                    (i)    Acquisition Limit. The Trust will be invested in HEI
                           -----------------
common stock to the extent necessary to comply with investment directions of participants and beneficiaries in accordance with this Agreement. The Sponsor shall be responsible for providing specific direction on any acquisition limits required by the Plan or for Sponsor's compliance with applicable law.

                    (ii)   Responsibility of PIC. The PIC is responsible for
                           ---------------------
offering the Stock Fund as an investment option under the Plan. The Trustee shall not be liable for any loss, or by reason of any breach of fiduciary responsibility, which arises from the directions of the PIC with respect to the acquisition and holding of HEI common stock, unless the Trustee knew or should have known that the actions to be taken under those directions would be prohibited by ERISA or would be contrary to the terms of this Agreement.

                    (iii)  Purchases and Sales of HEI common stock. Unless
                           ---------------------------------------
otherwise directed by the Sponsor in writing pursuant to directions that the Trustee can administratively implement, the following provisions shall govern purchases and sales of HEI common stock.

                           (A)    Open Market Purchases and Sales. Purchase and
                                  -------------------------------
sales of HEI common stock shall be made on the open market in accordance with the Trustee's standard trading guidelines, as they may be amended by the Trustee from time to time, as necessary to honor exchange and withdrawal activity and to maintain the target cash percentage and drift allowance for the Stock Fund, provided that:

                                  (1)   If the Trustee is unable to purchase or
sell the total number of shares required to be purchased or sold on such day as a result of market conditions; or

                                  (2)   If the Trustee is prohibited by the
Securities and Exchange Commission, the New York Stock Exchange or principal exchange on which the HEI common stock is traded, or any other judicial or regulatory body from purchasing or selling any or all of the shares required to be purchased or sold on such day, then the Trustee shall purchase or sell such shares as soon thereafter as administratively feasible.

                           (B)    Purchases and Sales from or to Sponsor. If
                                  --------------------------------------
directed by the Sponsor or PIC in writing prior to the trading date, the Trustee may purchase or sell HEI common stock from or to the Sponsor if the purchase or sale is for adequate consideration (within the meaning of section 3(18) of ERISA) and no commission is charged. If Sponsor contributions or contributions made by the Sponsor on behalf of the participants under the Plan are to be invested in the Stock Fund, the Sponsor may transfer HEI common stock in lieu of cash to the Trust. In either case, the number of shares to be transferred will be determined by dividing the total amount of HEI common stock to be purchased or sold by the Closing Price of the HEI common stock on the trading date, rounded up to the nearest whole share.

                           (C)    Use of an Affiliated Broker. The Sponsor
                                  ---------------------------
hereby authorizes the Trustee to use Fidelity Capital Markets, a division of National Financial Services LLC ("Capital Markets") to provide brokerage services in connection with any purchase or sale of HEI common stock on the open market, in accordance with directions from Plan participants. Capital Markets shall execute such directions directly or through its affiliates. The provision of brokerage services shall be subject to the following:

                                  (1)   As consideration for such brokerage
services, the Sponsor agrees that Capital Markets shall be entitled to remuneration under this authorization provision in an amount of no more than three and one-fifth cents ($.032) commission on each share of HEI common stock purchased or sold. Any change in such remuneration may be made only by written agreement between Sponsor and Trustee.

                                  (2)   The Trustee will provide the Sponsor
with periodic reports which summarize all securities transaction-related charges incurred with respect to trades of HEI common stock for the Plan.

                                  (3)   Any successor organization of Capital
Markets, through reorganization, consolidation, merger or similar transactions, shall, upon consummation of such transaction, become the successor broker in accordance with the terms of this authorization provision, provided Capital Markets provides advance written notice of such transfer to the Sponsor.

                                  (4)   The authorization by the Sponsor to use
Capital Markets for brokerage services as provided in this Section is terminable at will by the Sponsor, without penalty to the Plan, upon receipt by the Trustee of a written notice of termination, in accordance with Section 11 of this Agreement.

                    (iv)   Execution of Purchases and Sales of Units. Unless
                           -----------------------------------------
otherwise directed in writing pursuant to directions that the Trustee can administratively implement, purchases and sales of units shall be made as follows:

                           (A)   Subject to subparagraphs (B) and (C) below,
purchases and sales of units in the Stock Fund (other than for exchanges) shall be made on the date on which the Trustee receives from the Sponsor or PIC in good order all information, documentation, and wire transfers of funds (if applicable), necessary to accurately effect such transactions. Exchanges of units in the Stock Fund shall be made in accordance with the Exchange Guidelines attached hereto as Schedule "F".

                           (B)   Aggregate sales of units in the Stock Fund on
any day shall be limited to the Stock Fund's Available Liquidity for that day. For these purposes, Available Liquidity shall mean the amount of short-term investments held in the fund decreased by any outgoing cash for expenses then due, payables for loan principal, and obligations for pending stock purchases, and increased by incoming cash (such as contributions, exchanges in, loan repayments) and to the extent credit is available and allocable to the Stock Fund, receivables for pending stock sales. In the event that the requested sales exceed the Available Liquidity, then transactions shall be processed giving precedence to distributions, loans and withdrawals, and otherwise on a first-in first-out (FIFO) basis, as provided in Schedule "F-1" (the "Specified Hierarchy"). So long as the Stock Fund is open for such transactions, sales of units that are requested but not processed on a given day due to insufficient Available Liquidity shall be suspended until Available Liquidity is sufficient to honor such transactions in accordance with the Specified Hierarchy.

                           (C)   The Trustee shall close the Stock Fund to sales
or purchases of units, as applicable, on any date on which trading in the HEI common stock has been suspended or substantial purchase or sale orders are outstanding and cannot be executed.

                    (v)    Securities Law Reports. The Sponsor or PIC shall be
                           ----------------------
responsible for filing all reports required under Federal or state securities laws with respect to the Trust's ownership of HEI common stock, including, without limitation, any reports required under section 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of HEI common stock pending the filing of any report. The Trustee shall provide to the Sponsor or PIC such information on the Trust's ownership of HEI common stock as the Sponsor or PIC may reasonably request in order to comply with Federal or state securities laws.

                    (vi)   Voting and Tender Offers. Notwithstanding any other
                           ------------------------
provision of this Agreement, the provisions of this Section shall govern the voting and tendering of HEI common stock. The Sponsor shall provide and pay for all printing, mailing, tabulation and other costs associated with the voting and tendering of HEI common stock. The Trustee, after consultation with the Sponsor, shall prepare the necessary documents associated with the voting and tendering of HEI common stock.

                           (A)   Voting.
                                 ------

                                 (1)  When the issuer of HEI common stock
prepares for
any annual or special meeting, the Sponsor shall notify the Trustee at least thirty (30) days in advance of the intended record date (or as soon as administratively feasible) and the Trustee shall furnish to the Sponsor's transfer agent the name, address and social security number of the participants holding units in the Stock Fund, and each participant's interest (in number of shares) as of the record date. The Sponsor shall prepare proxy materials and voting instruction forms to be distributed to participants holding an interest in the Stock Fund. The Sponsor shall provide the Trustee with a copy of any materials provided to the participants and shall certify to the Trustee that the materials have been mailed or otherwise sent to participants.

                                 (2)   Each participant with an interest in the
Stock Fund shall have the right to direct the Trustee as to the manner in which the Trustee is to vote (including not to vote) that number of shares of HEI common stock reflecting such participant's proportional interest in the Stock Fund (both vested and unvested). Directions from a participant to the Trustee concerning the voting of HEI common stock shall be communicated in writing, or by such other means as is agreed upon by the Trustee and the Sponsor. These directions shall be tabulated by an affiliate of the Sponsor or any other organization deemed appropriate by the Sponsor, held in confidence, in accordance with confidentiality procedures established by the Sponsor or PIC. Upon its receipt of the directions, the Sponsor or PIC shall provide the Trustee with an omnibus proxy form and the Trustee shall vote the shares of HEI common stock reflecting the participant's proportional interest in the Stock Fund as directed by the HEIRS participant. The Trustee shall vote shares of HEI common stock reflecting the participant's proportional interest in the Stock Fund for which it received no direction from participants in the same proportion on each issue as it votes those shares reflecting a participant's proportional interest in the Stock Fund for which it received voting directions from participants. The Sponsor or PIC shall notify the Trustee of any situation regarding undue influence including, but not limited to the following: tender offers, exchange offers, contested board elections, mergers and the disposition of corporate assets. In the event of any of the above mentioned actions, directions from a participant concerning the voting of HEI common stock shall be communicated to the Trustee. Directions from a participant to the Trustee concerning the voting of HEI common stock shall be communicated in writing, or by such other means as is agreed upon by the Trustee and Sponsor. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any person except (i) as necessary to meet applicable legal requirements, (ii) in the case of any contested proxy solicitation, as may be necessary to permit proper parties to verify the propriety of proxies presented by any person and the results of the voting, and (iii) in the event a shareholder has made a written comment on the proxy form. In addition, the Trustee will provide the Sponsor as reasonably requested by the Sponsor, periodic reports indicating the number of shares voted and not voted. Upon its receipt of the directions, the Trustee shall vote the shares of HEI common stock reflecting the participant's proportional interest in the Stock Fund as directed by the participant. Except as otherwise required by law, the Trustee shall vote shares of HEI common stock reflecting the participant's proportional interest in the Stock Fund for which it has received no direction from the participant in the same proportion on each issue as it votes those shares reflecting the participant's proportional interest in the Stock Fund for which it has received voting directions from participants.

                                 (3)   Except as otherwise required by law, the
Trustee shall vote that number of shares of HEI common stock not credited to participants' accounts in the same proportion on each issue as it votes those shares credited to participants' accounts for which it received voting directions from participants.

                         (B)     Tender Offers.
                                 -------------

                                 (1)   Upon commencement of a tender offer for
any securities held in the Trust that are HEI common stock, the Sponsor shall notify each Plan participant with an interest in such HEI common stock of the tender offer and utilize its best efforts to timely distribute or cause to be distributed to the participant the same information that is distributed to all shareholders of HEI common stock in connection with the tender offer, and, after consulting with the Trustee, shall provide and pay for a means by which the participant may direct the Trustee whether or not to tender the HEI common stock reflecting such participant's proportional interest in the Stock Fund (both vested and unvested). The Sponsor shall provide the Trustee with a copy of any material provided to the participants and shall certify to the Trustee that the materials have been mailed or otherwise sent to participants.

                                 (2)   Each participant with an interest in the
Stock Fund shall have the right to direct the Trustee to tender or not to tender some or all of the shares of HEI common stock reflecting such participant's proportional interest in the Stock Fund (both vested and unvested). Directions from a participant to the Trustee concerning the tender of

HEI common stock shall be communicated in writing, or by such other means as is agreed upon by the Trustee and the Sponsor. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. However, the Trustee will provide to the Sponsor, as reasonably requested by the Sponsor, periodic reports indicating the number of shares tendered and not tendered. The Trustee shall tender or not tender shares of HEI common stock as directed by the participant. Except as otherwise required by law, the Trustee shall not tender shares of HEI common stock reflecting a participant's proportional interest in the Stock Fund for which it has received no direction from the participant.

                                 (3)   Except as otherwise required by law, the
Trustee shall tender that number of shares of HEI common stock not credited to participants' accounts in the same proportion as the total number of shares of HEI common stock credited to participants' accounts for which it has received instructions from Participants.

                                 (4)   A participant who has directed the
Trustee to tender some or all of the shares of HEI common stock reflecting the participant's proportional interest in the Stock Fund may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares reflecting the participant's proportional interest, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. Prior to the withdrawal deadline, if any shares of HEI common stock not credited to participants' accounts have been tendered, the Trustee shall redetermine the number of shares of HEI common stock that would be tendered under Section 4(d)(vi)(B)(3) if the date of the foregoing withdrawal were the date of determination, and withdraw from the tender offer the number of shares of HEI common stock not credited to participants' accounts necessary to reduce the amount of tendered HEI common stock not credited to participants' accounts to the amount so redetermined. A participant shall not be limited as to the number of directions to tender or withdraw that the participant may give to the Trustee.

                                 (5)   A direction by a participant to the
Trustee to tender
shares of HEI common stock reflecting the participant's proportional interest in the Stock Fund shall not be considered a written election under the Plan by the participant to withdraw, or have distributed, any or all of his withdrawable shares. The Trustee shall credit a proportional share of the proceeds received by the Trustee in exchange for the shares of HEI common stock tendered to the account of each participant who directed the Trustee to tender some or all of the shares reflecting such participant's proportional interest in the Stock Fund. Pending receipt of directions from the participant or the PIC, as provided in the Plan, as to which of the remaining investment options the proceeds should be invested in, the Trustee shall invest the proceeds in the investment option described in Schedule "C".

               (vii)     General. With respect to all rights other than the
                         -------
right to vote, the right to tender, and the right to withdraw shares previously tendered, in the case of HEI common stock credited to a participant's proportional interest in the Stock Fund, the Trustee shall follow the directions of the participant and if no such directions are received, the directions of the Sponsor or PIC. The Trustee shall have no duty to solicit directions from participants. With respect to all rights other than the right to vote and the right to tender, in the case of HEI common stock not credited to participants' accounts, the Trustee shall follow the directions of the Sponsor or PIC.

               (viii)    Conversion. All provisions in this Section 4(d) shall
                         ----------
also apply to any securities received as a result of a conversion of HEI common stock.

     (2) Amending and restating Schedules "A", "B", and "C" in their entirety, as attached hereto.

     (3) Amending and restating Schedule "F" in its entirety, as attached hereto.

     (4)  Adding Schedule "F-1" as attached hereto.

IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Fourth Amendment to be executed by their duly authorized officers effective as of the day and year first above written.


HAWAIIAN ELECTRIC INDUSTRIES, INC.                FIDELITY MANAGEMENT TRUST
BY:  HAWAIIAN ELECTRIC INDUSTRIES,                COMPANY
INC. PENSION INVESTMENT COMMITTEE

By: /s/ Robert F. Mougeot       12/7/01       By: /s/ Carolyn Redden  12/20/01
    -----------------------------------          -----------------------------
    Robert F. Mougeot              Date          Vice President           Date
    Chairman


By: /s/ Peter C. Lewis          12/7/01
    -----------------------------------
    Peter C. Lewis                 Date
    Secretary

                                 Schedule "A"

                            ADMINISTRATIVE SERVICES
                            -----------------------

Administration
--------------

     * Establishment and maintenance of participant account and election percentages.

     * Maintenance of the following plan investment options:

            - Fidelity Retirement Money Market Portfolio
            - ASB Money Market Account
            - HEI Common Stock Fund
            - Fidelity Puritan Fund
            - Fidelity Magellan Fund
            - Fidelity Overseas Fund
            - Fidelity Freedom 2000 Fund
            - Fidelity Freedom 2010 Fund
            - Fidelity Freedom 2020 Fund
            - Fidelity Freedom 2030 Fund
            - Fidelity Freedom 2040 Fund
            - Fidelity Freedom Income Fund
            - Spartan U.S. Equity Index Fund
            - MSIF Trust Value Portfolio - Adviser Class
            - Neuberger Berman Partners Fund - Trust Class
            - PBHG Emerging Growth Fund
            - Fidelity U.S. Bond Index Fund
            - INVESCO Dynamics Fund

     * Maintenance of the following money classifications:

            - Salary Reduction
            - Participant Voluntary
            - Rollover
            - HEI Diversified Plan
            - Employer ASB
            - Employer Supplemental
            - IRA
            - Voluntary HEISOP
            - Employer HEISOP

     * Processing of investment option trades

     * Establishment and maintenance of participant loans

     The Trustee will provide only the recordkeeping and administrative services set forth on this Schedule "A" and no others.

Processing
----------

         * Weekly processing of contribution data and contributions
         * Daily processing of transfers and changes of future allocations via the telephone exchange system or by such other means as the Sponsor and Trustee may agree to from time to time
         * Daily processing of withdrawals
         * Daily and weekly processing of participant data updates via the Plan Sponsor Webstation or by such other means as the Sponsor and Trustee may agree to from time to time

Other
-----

         * Monthly trial balance
         * Monthly loan reports
         * Quarterly administrative reports
         * Quarterly participant statements via paper or electronic copy
         * 1099Rs
         * Account segregation for Qualified Domestic Relations Orders ("QDRO") as directed Sponsor
         * Account segregation for named beneficiary(ies) due to a participant's death as directed by Sponsor
         * Excess contributions report
         * Periodic meetings with Sponsor
         * Educational services as needed and mutually agreed upon by the Trustee and the Sponsor
         * Minimum Required Distribution ("MRD") service
         * Provide employee communications describing available investment options, including multimedia informational materials and group presentations
         * Fidelity PortfolioPlanner(SM), an internet-based educational service for participants that generates target asset allocations and model portfolios customized to investment options in the Plan(s) based upon methodology provided by Strategic Advisers, Inc., an affiliate of the Trustee. The Sponsor acknowledges that it has received the ADV Part II for Strategic Advisers, Inc. more than 48 hours prior to executing the Trust amendment.
         * NetBenefits(SM)
         * Financial reporting to assist in the preparation of Form 5500

HAWAIIAN ELECTRIC INDUSTRIES, INC.          FIDELITY MANAGEMENT TRUST
BY:  HAWAIIAN ELECTRIC INDUSTRIES,          COMPANY
INC. PENSION INVESTMENT COMMITTEE

By: /s/ Robert F. Mougeot   12/7/01         By: /s/ Carolyn Redden     12/20/01
    -------------------------------             -------------------------------
    Robert F. Mougeot          Date             Vice President             Date
    Chairman

By: /s/ Peter C. Lewis      12/7/01
    -------------------------------
    Peter C. Lewis             Date
    Secretary

                                 Schedule "B"

                                 FEE SCHEDULE
                                 ------------

Recordkeeping Fees
------------------

* Annual Participation Fee:                $0 per participant.


* Minimum Required Distribution (MRD):     $25.00 per MRD recipient per year.


* Plan Establishment Fee:                  $2,500.00


* Loan Fee:                                Establishment fee of $35.00 per loan
                                           account; annual fee of $15.00 per
                                           loan account.**

* Plan Sponsor WebStation (PSW):           All User ID fees waived.


* Net Benefits:                            All User ID fees waived.


* Non-Fidelity Mutual Funds:               .35% annual administrative fee on the
                                           following Non-Fidelity Mutual Fund
                                           assets which are equity/balanced
                                           funds: MSIF Trust Value Portfolio -
                                           Adviser Class; Neuberger Berman
                                           Partners Fund-Trust Class and the
                                           PBHG Emerging Growth Fund; .25%
                                           annual administration fee plus an
                                           $8.00 per participant fee, subject to
                                           a maximum total fee of .35%, on all
                                           INVESCO Dynamics Fund assets (to be
                                           paid by the Non-Fidelity Mutual Fund
                                           vendor).

* Other Fees: separate charges for optional nondiscrimination testing, extraordinary expenses resulting from large numbers of simultaneous manual transactions, from errors not caused by Fidelity, reports not contemplated in this Agreement, corporate actions, or the provision of communications materials in hard copy which are also accessible to participants via electronic services in the event that the provision of such material in hard copy would result in an additional expense deemed to be material.

** This fee will be imposed pro rata for each calendar quarter, or any part
                                              --------
thereof, that it remains necessary to keep a participant's loan(s) as part of the Plan's records through the calendar yearend for 1099R reporting.

Trustee Fees
------------

Investment Options
* Sponsor Stock:              0.10% per annum of such assets in the Trust
                              payable quarterly on the basis of such assets as of the average market value for each calendar quarter. In no event will the fee be less than $10,000 nor more than $35,000 per year.

* Others:                     None.


     Note: These fees have been negotiated and accepted based on the following
     ----
     Plan characteristics, as of 3/22/01: 1 plan in the relationship, plan assets of $189.9 million, participation of 3,152 participants, Sponsor Stock assets of $44.6 million, total Fidelity actively managed Mutual Fund assets of $105.4 million, total Fidelity nonactively managed Mutual Fund assets of $16.4 million, total Non-Fidelity Mutual Funds and ASB MMA assets of $23.5 million, projected net cash flows of $0.0 million per year, and up to 18 investment options. Subject to Section 13 of the Trust Agreement, fees will be subject to review when the Sponsor requests a change to the Plan and/or the Plan characteristics have changed by +/- 10%.

HAWAIIAN ELECTRIC                                 FIDELITY MANAGEMENT TRUST
INDUSTRIES, INC.                                  COMPANY
BY: HAWAiIAN ELECTRIC
INDUSTRIES, INC. PENSION
INVESTMENT COMMITTEE

By: /s/ Robert F. Mougeot        12/7/01      By: /s/ Carolyn Redden    12/20/01
    ------------------------------------          ------------------------------
    Robert F. Mougeot               Date          Vice President            Date
    Chairman


By: /s/ Peter C. Lewis           12/7/01
    ------------------------------------
    Peter C. Lewis                  Date
    Secretary

                                 Schedule "C"

                              INVESTMENT OPTIONS
                              ------------------

     In accordance with Section 4(b), the Named Fiduciary hereby directs the Trustee that participants' individual accounts may be invested in the following investment options:

          - Fidelity Retirement Money Market Portfolio
          - ASB Money Market Account
          - HEI Common Stock Fund
          - Fidelity Puritan Fund
          - Fidelity Magellan Fund
          - Fidelity Overseas Fund
          - Fidelity Freedom 2000 Fund
          - Fidelity Freedom 2010 Fund
          - Fidelity Freedom 2020 Fund
          - Fidelity Freedom 2030 Fund
          - Fidelity Freedom 2040 Fund
          - Fidelity Freedom Income Fund
          - Spartan U.S. Equity Index Fund
          - MSIF Trust Value Portfolio - Adviser Class
          - Neuberger Berman Partners Fund - Trust Class
          - PBHG Emerging Growth Fund
          - Fidelity U.S. Bond Index Fund
          - INVESCO Dynamics Fund

     The investment option referred to in Section 4(c) and Section 4(d)(v)(B)(5) shall be the ASB Money Market Account.

HAWAIIAN ELECTRIC INDUSTRIES, INC.          FIDELITY MANAGEMENT TRUST
BY:  HAWAIIAN ELECTRIC INDUSTRIES,          COMPANY
INC. PENSION INVESTMENT COMMITTEE


By: /s/ Robert F. Mougeot      12/7/01     By: /s/ Carolyn Redden       12/20/01
    ----------------------------------         ---------------------------------
    Robert F. Mougeot             Date         Vice President               Date
    Chairman


By: /s/ Peter C. Lewis         12/7/01
    ----------------------------------
    Peter C. Lewis                Date
    Secretary

                                 Schedule "F"

                              EXCHANGE GUIDELINES
                              -------------------

The following exchange guidelines are currently employed by Fidelity Investments Institutional Operations Company, Inc. (FIIOC).

Exchange hours, via a Fidelity participant service representative, are 8:30 a.m.
(ET) to 8:00 p.m. (ET) on each business day. A "business day" is any day on which the New York Stock Exchange (NYSE) is open.

Exchanges via Voice Response System ("VRS") and the internet at 401k.com (or a successor site), a Fidelity website for Plan participants in Netbenefits, may be made virtually 24 hours a day.

FIIOC reserves the right to change these exchange guidelines at its discretion.

Note: The NYSE's normal closing time is 4:00 p.m. (ET); in the event the NYSE alters its closing time, all references below to 4:00 p.m. (ET) shall mean the NYSE closing time as altered.

                              Investment Options
                              ------------------

         Exchanges Between Investment Options other than Sponsor Stock Fund
         ------------------------------------------------------------------

         Participants may contact Fidelity on any business day to exchange between investment options other than the Sponsor Stock Fund. If the request is confirmed before the close of the market (generally, 4:00 p.m. ET) on a business day, it will receive that day's trade date. Requests confirmed after the close of the market on a business day (or on any day other than a business day) will be processed on a next business day basis.

                              Sponsor Stock Fund
                              ------------------

         Provided that the Sponsor Stock Fund is open for purchases and sales of units, the following rules will govern exchanges:

         Exchanges From all other Investment Options to Sponsor Stock Fund
         -----------------------------------------------------------------

         Participants may contact Fidelity on any business day to exchange from all other investment options into the Sponsor Stock Fund. If the request is confirmed before the close of the market (generally, 4:00 p.m. ET) on a business day, it will receive that day's trade date. Requests confirmed after the close of the market on a business day (or on any day other than a business day) will be processed on a next business day basis.

         Exchanges From Sponsor Stock Fund to all other Investment Options
         -----------------------------------------------------------------

         Participants may contact Fidelity on any business day to exchange from the Sponsor Stock Fund to all other investment options. If Fidelity receives the request before the close of the market (generally 4:00 p.m. ET) on any business day and Available Liquidity is sufficient to honor the trade after Specified Hierarchy rules are applied, it will receive that day's trade date. Requests received by Fidelity after the close of the market on any business day (or on any day other than a business day) will be processed on a next business day basis, subject to Available Liquidity for such day after application of Specified Hierarchy rules. If Available Liquidity on any day is insufficient to honor the trade after application of Specified Hierarchy rules, it will be suspended until Available Liquidity is sufficient, after application of Specified Hierarchy rules, to honor such trade, and it will receive the trade date and Closing Price of the date on which it was processed.

HAWAIIAN ELECTRIC INDUSTRIES, INC.          FIDELITY MANAGEMENT TRUST
BY:  HAWAIIAN ELECTRIC INDUSTRIES,          COMPANY
INC. PENSION INVESTMENT COMMITTEE


By: /s/ Robert F. Mougeot    12/7/01         By: /s/ Carolyn Redden     12/20/01
    --------------------------------             -------------------------------
    Robert F. Mougeot           Date             Vice President             Date
    Chairman


By: /s/ Peter C. Lewis       12/7/01
    --------------------------------
    Peter C. Lewis              Date
    Secretary

                                SCHEDULE "F-1"
                                -------------

     AVAILABLE LIQUIDITY PROCEDURES FOR UNITIZED SPONSOR STOCK FUND

         The following procedures shall govern sales of the Sponsor Stock Fund requested for a day on which Available Liquidity is insufficient:

1. Loans, withdrawals and distributions will be aggregated and placed first in the hierarchy. If Available Liquidity is sufficient for the aggregate of such transactions, all such loans, withdrawals and distributions will be honored. If Available Liquidity is not sufficient for the aggregate of such transactions, then such transactions will be suspended, and no transactions requiring a sale of Sponsor Stock Fund units shall be honored for that day.

2. If Available Liquidity has not been exhausted by the aggregate of loans, withdrawals and distributions, then all remaining transactions involving a sale of units in the Sponsor Stock Fund (exchanges out) shall be grouped on the basis of when such requests were received, in accordance with standard procedures maintained by the Trustee for such grouping as they may be amended from time to time. To the extent of Available Liquidity, groups of exchanges out of the Sponsor Stock Fund shall be honored, by group, on a "first in, first out" basis. If Available Liquidity is insufficient to honor all exchanges out within a group, then none of the exchanges out in such group shall be honored, and no exchanges out in a later group shall be honored.

3. Transactions not honored on a particular day due to insufficient Available Liquidity shall be honored, using the hierarchy specified above, on the next business day on which there is Available Liquidity.

HAWAIIAN ELECTRIC INDUSTRIES, INC.          FIDELITY MANAGEMENT TRUST
BY: HAWAIIAN ELECTRIC INDUSTRIES,           COMPANY
INC. PENSION INVESTMENT COMMITTEE


By: /s/ Robert F. Mougeot    12/7/01        By: /s/ Carolyn Redden      12/20/01
    --------------------------------            --------------------------------
    Robert F. Mougeot           Date            Vice President              Date
    Chairman


By: /s/ Peter C. Lewis       12/7/01
    --------------------------------
    Peter C. Lewis              Date
    Secretary